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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the ProAssurance Corporation Incentive Compensation Stock Plan and to the incorporation by reference therein of our report dated February 14, 2001, with respect to the consolidated financial statements and schedules of Medical Assurance, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission and to the use therein of our report dated February 2, 2001 related to the audited balance sheets of ProAssurance Corporation as of December 31, 2000 and October 20, 2000 included in the Registration Statement (Form S-4, No. 333-49378) and the related joint proxy statement/prospectus of ProAssurance Corporation, filed with the Securities and Exchange Commission pursuant to Rule 424(b) on May 3, 2001.


Ernst & Young LLP

Birmingham, Alabama
January 23, 2002